UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

FTAI INFRASTRUCTURE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41370	87-4407005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(Address of principal executive offices) (Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Offering of Additional Notes

On July 5, 2023, FTAI Infrastructure Inc., a Delaware corporation (the “Company”) closed its previously announced private offering of an additional $100.0 million aggregate principal amount of 10.500% senior secured notes due 2027 (the “Additional Notes”), at an issue price equal to 95.50% of principal, plus accrued interest from and including June 1, 2023.  The Additional Notes were issued pursuant to an indenture, dated as of July 7, 2022 (the “Initial Indenture”), between FTAI Infra Escrow Holdings, LLC (the “Escrow Issuer” and formerly a subsidiary of the Company) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and notes collateral agent, as supplemented by the First Supplemental Indenture, dated as of July 25, 2022 (the “First Supplemental Indenture”), between the Escrow Issuer and the Trustee, the Second Supplemental Indenture, dated as of August 1, 2022  (the “Second Supplemental Indenture”), between the Company, the guarantors (as defined below) and the Trustee, and the Third Supplemental Indenture dated as of July 5, 2023 (the “Third Supplemental Indenture,” and the Initial Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”) between the Company, the guarantors and the Trustee.  The Company is filing the Third Supplemental Indenture as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

The original 10.500% senior secured notes due 2027 were issued in an aggregate principal amount of $450.0 million on July 7, 2022 and on July 25, 2022, the Escrow Issuer issued $50.0 million aggregate principal amount of additional notes (collectively, the “Existing Notes,” together with the Additional Notes, the “Notes”). After giving effect to the issuance of the Additional Notes, there are $600.0 million of Notes outstanding as of the date hereof.  The Additional Notes and the Existing Notes have identical terms, other than with respect to the date of issuance and the issue price, and will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase.  For a description of the terms of the Indenture and the Notes, see the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2022, July 25, 2022 and August 1, 2022 with respect to the Initial Indenture, the First Supplemental Indenture, the Second Supplement Indenture and the Existing Notes, respectively. The Company intends to use the net proceeds from the offering to repay the amount outstanding under the Transtar revolver and bridge loan credit agreement and the commitments thereunder will be terminated in connection with the closing of the offering. The Company intends to use the remainder of net proceeds for general corporate purposes.

The Notes are unconditionally guaranteed, jointly and severally, by all of the Company’s subsidiaries other than Excluded Subsidiaries (as defined in the Indenture) (collectively, the “guarantors”), which such Excluded Subsidiaries constitute all of the Company’s subsidiaries other than subsidiaries comprising the Transtar business.

The Notes are (1) the senior obligations of the Company and the guarantors and secured, subject to permitted liens and certain other exceptions, by a first-priority lien on substantially all tangible and intangible assets of the Company and the guarantors on an equal and ratable basis with all future senior secured obligations of the Company and the applicable guarantor that constitute Equal Priority Obligations (as defined in the Indenture), (2) effectively senior to the Company’s and the guarantors’ existing and future debt that is not secured by the Collateral (as defined in the Indenture), to the extent of the value of the Collateral, and (3) rank (i) equal in right of payment with all existing and future senior indebtedness of the Company or the applicable guarantor, as the case may be, (ii) senior in right of payment to all existing and future subordinated indebtedness of the Company and the guarantors, (iii) effectively senior to all existing and future unsecured indebtedness and indebtedness that is not secured by the Collateral of the Company and the applicable guarantor, to the extent of the value of the Collateral (after giving effect to the sharing of such value with holders of equal or prior ranking liens on the Collateral), (iv) effectively junior to all indebtedness of the Company and the guarantors secured by assets that are not Collateral to the extent of the value of such assets, (v) equal to all existing and future indebtedness of the Company and the guarantors that is secured by the Collateral on a first-priority basis, to the extent of the value of the Collateral and (vi) structurally subordinated to all holders of indebtedness, other liabilities (including trade creditors) and preferred stock of the Company’s non-guarantor subsidiaries and unconsolidated entities.

The Notes bear interest at a rate of 10.500% per annum, payable semi-annually in arrears on June 1 and December 1 of each year to persons who are holders of record of the Notes on the immediately preceding May 15 and November 15, respectively.

The Indenture limits the ability of the Company and its restricted subsidiaries to, among other things, incur indebtedness, encumber their assets, make restricted payments, create dividend restrictions and other payment restrictions that affect the Company’s restricted subsidiaries, permit certain subsidiaries to incur or guarantee certain indebtedness, enter into transactions with affiliates and sell assets, in each case subject to certain qualifications and exceptions set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Company to repurchase all or any part of that holder’s Notes at a purchase price of 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of such repurchase.

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The Notes will mature on June 1, 2027.  Prior to June 1, 2025, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including the applicable redemption date, plus a “make-whole” premium.  On or after June 1, 2025, the Company may redeem some or all of the Notes at any time at declining redemption prices (in each case expressed as a percentage of the principal amount on the redemption date) equal to (i) 105.250% beginning on June 1, 2025, and (ii) 100.000% beginning on June 1, 2026 and thereafter, plus, in each case, accrued and unpaid interest, if any, to, but not including, the applicable redemption date.  In addition, the Company may also redeem up to 40% of the aggregate principal amount of the Notes at any time prior to June 1, 2025, with the net proceeds from certain equity offerings, subject to the satisfaction of certain conditions.

The foregoing description of the Indenture contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture.

The Additional Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2023, the Company’s board of directors approved a Certificate of Amendment (the “Amendment”) to the Certificate of Designations for its Series A Preferred Stock (the “Certificate of Designations”), which amends certain provisions of the Certificate of Designations to increase the aggregate principal amount of outstanding indebtedness that the Company and its subsidiaries may incur in order to facilitate the issuance of the Additional Notes, subject to obtaining the prior affirmative vote or consent of the Majority Holders (as defined in the Certificate of Designations) to such Amendment. On June 28, 2023, the holders of our Series A Preferred Stock (the “Series A Holders”) executed a unanimous written consent (the “Series A Consent”) pursuant to which the Series A Holders authorized, consented to and approved the offering of the Additional Notes and the Amendment, subject to certain customary conditions.  On July 5, 2023, the Series A Consent became effective and the Company filed the Amendment with the Secretary of State of the State of Delaware.

The forgoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Designations of Series A Senior Preferred Stock of FTAI Infrastructure Inc.
4.1	Third Supplemental Indenture, dated as of July 5, 2023, between FTAI Infrastructure Inc. and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI INFRASTRUCTURE INC.

By:	/s/ Kenneth J. Nicholson
	Name:	Kenneth J. Nicholson
	Title:	Chief Executive Officer and President

Date: July 5, 2023